UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022 (October 28, 2022)

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2022, Verisk Analytics, Inc. (“Verisk”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and between Verisk and Planet Jersey Buyer Ltd (“Buyer”). Buyer is an entity that was formed on behalf of, and is controlled by, The Veritas Capital Fund VIII, L.P. and its affiliated funds and entities (“Veritas”).

Pursuant to the Purchase Agreement, Verisk agreed, on the terms and subject to the conditions set forth therein, to sell all of the issued and outstanding shares of capital stock and partnership interests, as applicable, of Wood Mackenzie, Inc. and Verisk New UK Holdco LP (together with their respective subsidiaries, the “Companies”), which comprise Verisk’s global energy business, for $3,100,000,000 of cash consideration to be paid at closing (subject to customary purchase price adjustments for, among other things, the cash, working capital and indebtedness of the Companies as of the closing) and up to $200 million of additional potential deferred payments based on Veritas’ future return on its investment in the Companies (the “Transaction”).

Buyer has secured financing, consisting of equity financing to be provided by Veritas and committed debt financing, to consummate the Transaction. The closing of the Transaction is not subject to a financing condition, but is subject to other customary conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act. There can be no assurance that these closing conditions will be satisfied.

The Purchase Agreement contains representations, warranties and covenants of the parties that are customary for transactions of this type and that are subject, in some cases, to specified exceptions and qualifications. Until the consummation of the Transaction, Verisk has agreed, subject to certain exceptions, to, and to cause the Companies to, conduct the Companies’ business in the ordinary course consistent with past practice. The parties are required to use their respective commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable laws to consummate the Transaction.

The Purchase Agreement contains certain termination rights that are customary for a transaction of this type, including if the closing of the Transaction has not occurred on or prior to April 26, 2023, and provides that, upon termination of the Purchase Agreement under circumstances in which Buyer fails to consummate the closing at a time when the conditions to the obligations of the parties to close the Transaction have been satisfied or waived, Buyer will pay to Verisk a cash termination fee of $155,000,000. Veritas has provided a limited guarantee to Verisk guaranteeing the payment of such termination fee and certain other obligations of Buyer under the Purchase Agreement.

Pursuant to the Purchase Agreement, Verisk and Buyer will enter into a transition services agreement at the closing of the Transaction to ensure an orderly transition in effecting the Transaction.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Purchase Agreement has been included in this Current Report on Form 8-K to provide Verisk shareholders and other security holders with information regarding its terms and is not intended to provide any factual information about Verisk or any of its affiliates. The representations, warranties and covenants contained in the Purchase Agreement: have been made solely for the purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement, are not intended as statements of fact to be relied upon by Verisk shareholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Verisk shareholders or other security holders. Verisk shareholders and other security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Verisk or any of its affiliates.

Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Verisk’s public disclosures.

Item 8.01	Other Events.

On October 31, 2022, Verisk issued a press release announcing its entry into the Purchase Agreement and the Transaction, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Equity Purchase Agreement, dated as of October 28, 2022, by and between Verisk Analytics, Inc. and Planet Jersey Buyer Ltd*
99.1	Press Release, dated October 31, 2022, issued by Verisk.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Verisk agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: October 31, 2022	By:	/s/ Kathy Card Beckles
		Name:	Kathy Card Beckles
		Title:	Executive Vice President, General Counsel and Corporate Secretary